UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2015

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2015, pursuant to the direction of the Quad/Graphics Voting Trust, the Board of Directors (the “Board”) of Quad/Graphics, Inc. (the “Company”) elected Mark A. Angelson to the Board by the vote of the Board. Mr. Angelson has not yet been appointed to serve on any Committees of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Prior to the election of the new director described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 3.01 of Article III of the Company’s Amended Bylaws to increase the size of the Board from seven directors to eight directors. This amendment was effective on March 9, 2015.

Item 9.01.	Financial Statements and Exhibits.
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective March 9, 2015

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through March 9, 2015

(99.1)	Press Release of Quad/Graphics, Inc., dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	March 9, 2015	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K
Dated March 9, 2015

Exhibit
Number

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective March 9, 2015

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through March 9, 2015

(99.1)	Press Release of Quad/Graphics, Inc., dated March 9, 2015

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